EXHIBIT 99.1



                     WHITEMARK HOMES, INC.

                  2002 STOCK COMPENSATION PLAN


1.  Purpose.

    (a) The purpose of this Whitemark Homes, Inc. 2002 Stock Compensation Plan (the "Plan") is to provide a means by which key Employees and Directors of and Consultants to the Company and its Affiliates may be given an opportunity to acquire Common Stock of the Company in payment for services performed for the Company or its Affiliates.

    (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.   Definitions.

    (a) "Affiliate" means any parent or subsidiary of the Company, whether now or hereafter existing.

    (b) "Board" means the Board of Directors of the Company.

    (c) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

    (d) "Common Stock" means the Company's common stock, par value $.001 per share.

    (e) "Company" means Whitemark Homes, Inc., a Colorado corporation.

    (f) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render bona fide consulting services to the Company or an Affiliate and who is to be compensated for such services, and if the issuance of Common Stock under the Plan is registered under the Securities Act pursuant to a registration statement on Form S-8, to be eligible to receive Common Stock issued under the Plan a Consultant must also be a natural person whose services for the Company or an Affiliate are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

    (g) "Director" means a member of the Board.

    (h) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company.

    (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.


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    (j) "Fair Market Value" means the value of the Common Stock of the
    Company as determined in good faith by the Board, provided that (i) if the principal market for the Common Stock is a national securities exchange or the Nasdaq Stock Market, the Fair Market Value shall be the mean between the lowest and highest reported sale prices of the Common Stock on the principal exchange or market on which the Common Stock is then listed or admitted to trading on the particular date as of which Fair Market Value is determined, and (ii) if the principal market of the Common Stock is not a national securities exchange or the Nasdaq Stock Market, the Fair Market Value shall be the mean between the highest bid and lowest asked prices for the Common Stock as reported on the OTC Bulletin Board or comparable service on the particular date as of which Fair Market Value is determined.

    (k) "Officer" means a person who is an officer of the Company or an Affiliate within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (l) "Plan" means this Whitemark Homes, Inc. 2002 Stock Compensation
    Plan.

    (m) "Securities Act" means the Securities Act of 1933, as amended.

3.   Administration.

    (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

    (b) The Board shall have the power, subject to and within the limitations of the express provisions of the Plan:

        (i) To determine from time to time which of the persons eligible under the Plan shall be issued shares of Common Stock in payment for services and the value of such services; when and how such shares of Common Stock shall be issued; the terms and conditions of each issuance of shares of Common Stock (which need not be identical); and the number of shares which shall be issued to each such person.

        (ii) To construe and interpret the Plan and the terms and conditions of the issuance of shares of Common Stock under the Plan, and to establish, amend and revoke rules and regulations for its administration. The Board in the exercise of this power may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

        (iii) To amend the Plan as provided in Section 10.

        (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

    (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection

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    with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.   Shares Subject to the Plan.

    (a) Subject to the provisions of Section 9 relating to adjustments upon changes in stock, the stock that may be issued pursuant to the Plan shall be Common Stock of the Company and shall not exceed in the aggregate 500,000 shares of Common Stock of the Company.

    (b) The Common Stock subject to the Plan may be unissued shares or reacquired shares purchased on the market or otherwise.

5. Eligibility. All Employees and Directors of and Consultants to the Company and its Affiliates are eligible to participate in the Plan.

6. Issuance of Stock Under the Plan. The terms and conditions of each issuance of Common Stock under the Plan shall be as the Board shall deem appropriate. The provisions of separate issuances need not be identical, but each issuance shall be made in accordance with each of the following provisions:

    (a) Consideration. The consideration for shares of Common Stock issued pursuant to the Plan shall be paid, to the extent permitted by applicable statutes and regulations, in services performed for the Company or any Affiliate, which services shall be valued in good faith by the Board or Committee and correspond to the Fair Market Value of the Common Stock issued.

    (b) Vesting. The total number of shares of Common Stock subject to a particular issuance may, but need not, be allotted in periodic installments (which may, but need not, be equal). An agreement for a particular issuance may provide that from time to time during installment periods shares shall vest with respect to some or all of the shares allotted to that period.

    (c) Securities Law Compliance. The Company may require any person to whom Common Stock is issued under the Plan, or any person to whom Common Stock is transferred, (1) to give written assurances satisfactory to the Company as to that person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Common Stock; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the Common Stock for such person's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares under the Plan has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the

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    Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on Common Stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

    (d) Withholding. A person to whom Common Stock is issued under the Plan shall satisfy any federal, state or local tax withholding obligation relating to the issuance by such means as the Company shall reasonably determine.

7.   Covenants of the Company.

    (a) The Company shall keep reserved and available at all times the number of shares of Common Stock which may be issued pursuant to the Plan.

    (b)The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock pursuant to the Plan; provided however, that this undertaking shall not require the Company to register under the Securities Act either the Plan or any Common Stock issued or issuable pursuant to the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue Common Stock under the Plan unless and until such authority is obtained.

8. Miscellaneous. Nothing in the Plan or any instrument or agreement executed or Common Stock issued pursuant thereto shall confer upon any Employee, Director or Consultant any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director or Consultant with or without cause.

9. Adjustments Upon Changes in Stock. If any change is made in the Common Stock subject to the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan will be automatically adjusted as appropriate in the class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to subsection 4(a).

10. Amendment of the Plan. The Board at any time, and from time to time, may amend the Plan.

11. Termination or Suspension of the Plan. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the ten year anniversary of the date the Plan is adopted by the Board. No shares of Common Stock may be issued under the Plan while the Plan is suspended or after it is terminated.

12. Effective Date of the Plan. The Plan shall become effective upon adoption by the Board.

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